                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement                 RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                           ENTRUST TECHNOLOGIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                           ENTRUST TECHNOLOGIES INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2000

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Entrust Technologies Inc., a Maryland corporation (the "Company"), will be held on April 27, 2000 at 10:00 a.m. at One Preston Park South, Suite 85, 4975 Preston Park Boulevard, Plano, Texas 75093 (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect two Class II Directors for the ensuing three years;

     2. To approve (i) the continuance of the Company's 1996 Amended and Restated Stock Incentive Plan, as amended (the "1996 Plan"), and (ii) an amendment to the 1996 Plan to (a) increase the total number of shares of Common Stock authorized for issuance thereunder from 9,600,000 shares to 14,600,000 shares, plus an annual increase to be added on January 1 of each year, beginning in 2001, equal to the lower of (x) 5% of the total number of outstanding shares of Common Stock on such date or (y) a lesser amount determined by the Board of Directors and (b) provide that the maximum number of shares of Common Stock available for issuance under the 1996 Plan be 26,000,000 shares;

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the current year; and

     4. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  Holders of record of the Company's Common Stock and Special Voting Stock at the close of business on February 21, 2000 are entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, One Preston Park South, Suite 400, 4975 Preston Park Boulevard, Plano, Texas 75093 and will be available at the Meeting.

  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          James D. Kendry, Secretary
March 24, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           ENTRUST TECHNOLOGIES INC.
                       One Preston Park South, Suite 400
                          4975 Preston Park Boulevard
                              Plano, Texas 75093

                                PROXY STATEMENT

                    For the Annual Meeting of Stockholders
                         To Be Held on April 27, 2000

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Entrust Technologies Inc., a Maryland corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on April 27, 2000 at 10:00 a.m. at One Preston Park South, Suite 85, 4975 Preston Park Boulevard, Plano, Texas 75093 and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

  The Board of Directors has fixed February 21, 2000 as the record date (the "Record Date") for determining holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and holders of the Company's Special Voting Stock, $.01 par value per share (the "Special Voting Stock"), who are entitled to vote at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 45,580,464 shares of Common Stock and 5,157,289 shares of Special Voting Stock. The holders of Common Stock vote together with the holders of Special Voting Stock as a single class. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report on Form 10-K for the year ended December 31, 1999 are first being sent or given to stockholders on or about March 24, 2000. The Company will, upon written request of any stockholder and the payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to the Company, Attention of Ian Curry, Vice President, Investor Relations, Entrust Technologies Ltd., 750 Heron Road, Suite 800, Ottawa, Ontario, Canada K1V1A7.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information, as of March 7, 2000, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 1999 (the "Named Executive Officers"), and (iv) all executive officers, directors and nominees for director of the Company as a group.

                                                  Amount and Nature
                                             of Beneficial Ownership(1)
                                             ---------------------------------
       Name and Address                          Number of        Percent of
       of Beneficial Owner                        Shares           Class (%)
       -------------------                   ----------------    -------------
5% Stockholders
Nortel Networks Corporation.................       16,845,009(2)      31.8%
8200 Dixie Road, Suite 100
Brampton, Ontario L6T5P6
Directors and Nominees
John A. Ryan................................          892,479(3)       1.7
F. William Conner...........................           40,053(4)        *
Butler C. Derrick, Jr. .....................              --           --
Jawaid Ekram................................              --           --
Terrell B. Jones............................           16,666(5)        *
Michael P. Ressner..........................              --           --
Christopher M. Stone........................              --           --
James A. Thomson............................              300           *
Other Named Executive Officers
Brian O'Higgins.............................          384,441(6)        *
Richard D. Spurr............................          154,999(7)        *
Hansen J. Downer............................           78,832(8)        *
Robert W. Heard.............................              --           --
Executive officers, directors and nominees
 for director,
 as a group (13 persons)....................        1,567,770(9)       2.9

--------
* Less than 1%.
(1) The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 7, 2000 through the exercise of any stock option or other right ("Presently Exercisable Options"). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Consists of 16,845,009 shares beneficially owned by Nortel Networks Corporation ("NNC"). These shares are held of record by Nortel Networks Inc., a wholly owned subsidiary of NNC ("NNI"). NNC has sole voting and investment power with respect to the shares of Common Stock held by NNI. NNC, NNI and their affiliates are referred to herein collectively as "Nortel Networks."

(3) Includes 887,479 shares which may be acquired pursuant to Presently Exercisable Options.

(4) Includes 38,053 shares which may be acquired pursuant to Presently Exercisable Options.

(5) Consists of 16,666 shares which may be acquired pursuant to Presently Exercisable Options.

(6) Includes 383,891 shares which may be acquired pursuant to Presently Exercisable Options.

(7) Consists of 154,999 shares which may be acquired pursuant to Presently Exercisable Options.

(8) Includes 76,832 shares which may be acquired pursuant to Presently Exercisable Options.

(9) Includes 1,557,920 shares which may be acquired pursuant to Presently Exercisable Options.

Votes Required

  The holders of a majority of the shares of Common Stock and Special Voting Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and voting on the matter is required (i) to approve the continuance of the Company's 1996 Amended and Restated Stock Incentive Plan, as amended (the "1996 Plan"), and an amendment thereto and
(ii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Directors and Nominees for Director

  The Company has a classified Board of Directors currently consisting of three Class I directors, two Class II directors and three Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2002, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class II directors, John A. Ryan and F. William Conner, unless the proxy is marked otherwise.

  Each Class II director will be elected to hold office until the 2003 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

  For each member of the Board of Directors whose term of office as a director continues after the Meeting, including those who are nominees for election as Class II directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company.

 Nominees for Terms Expiring in 2000 (Class II Directors)

  F. William Conner, age 41, has served on the Board of Directors of the Company since July 1997 and as Chairman of the Board since October 1998. He has served as President, Enterprise Solutions of Nortel Networks, a global supplier of data and telephony network solutions and services, since November 1999. From September 1998 to October 1999, Mr. Conner served as Chief Marketing Officer of Nortel Networks. Mr. Conner served as Senior Vice President and President for the Enterprise Data Networks line of business of Nortel Networks from February 1998 until September 1998. In this capacity, he was responsible for the Bay Networks acquisition. From August 1995 until February 1998, Mr. Conner served as Executive Vice President, Sales and Marketing for the Enterprise Networks line of business of Nortel Networks. Prior to that time, from 1992 until July 1995, Mr. Conner held a variety of sales and marketing executive positions in the voice and data enterprise lines of business of Nortel Networks. Prior to 1992, Mr. Conner spent 12 years at AT&T.

  John A. Ryan, age 43, has served as President and Chief Executive Officer of the Company and as a director since our founding in December 1996. From October 1995 until December 1996, he served as the Vice President and General Manager for the Multimedia and Internet Solutions business unit of Nortel Networks. Prior to that time, from August 1992 until October 1995, he served as Assistant Vice President, Marketing for the Enterprise Network group of Nortel Networks. Since joining Nortel Networks in 1981, he has also served in various senior positions in marketing, customer service and finance.

 Directors Whose Terms Expire in 2002 (Class I Directors)

  Butler C. Derrick, Jr., age 63, has been a director of the Company since May 1999. Since August 1998, Mr. Derrick has been a Partner at the law firm of Powell, Goldstein, Frazer & Murphy LLP, Washington, D.C. From January 1995 to July 1998, Mr. Derrick was a Partner at the law firm of Williams & Jensen, Washington, D.C. Mr. Derrick served in Congress as a United States Representative from South Carolina from January 1975 to January 1995. While in Congress, Mr. Derrick held numerous posts, including Deputy Majority Whip and Vice Chairman of the House Rules Committee.

  Jawaid Ekram, age 49, has served on the Board of Directors of the Company since May 1999. Since February 2000, Mr. Ekram has served as Vice President of Systems Development for Broadband Office, an Internet start-up company. From December 1994 through January 2000, Mr. Ekram was a Senior Vice President of Visa International Incorporated, a credit card company, in various capacities and was responsible for International Network & Global Access Technology Services. This worldwide online network supports the world's largest payment system for credit card authorization and settlement.

  James A. Thomson, age 55, has been a director of the Company since May 1999. He has served as President and Chief Executive Officer of RAND Corporation, a not-for-profit, nonpartisan research and analysis institution, since August 1989. Prior to joining RAND Corporation in 1981, Dr. Thomson was a member of the National Security Council staff at the White House. Mr. Thomson serves on the Board of Directors of AK Steel Corporation and Texas Biotechnology Corporation.

 Directors Whose Terms Expire in 2001 (Class III Directors)

  Terrell B. Jones, age 50, has served on the Board of Directors of the Company since November 1998. He has served as President of Travelocity.com, a provider of online travel reservation capabilities, since it became public in March 2000. He previously served as President of its predecessor company, SABRE Interactive, and as Executive Vice President and Chief Information Officer of SABRE Holdings Corporation, an information technology company, since July 1996. He was President of SABRE Computer Services (a unit of SABRE Holdings) from 1993 to 1996.

  Michael P. Ressner, age 51, has been a director of the Company since May 1999. He has served as Vice President of Finance of Nortel Networks Enterprise Solutions group since February 1999. From May 1994 to January 1999, Mr. Ressner served as Vice President of Finance for the Carrier Solutions business unit of Nortel Networks. Prior to these assignments, Mr. Ressner held a number of senior finance management posts within various business units of Nortel Networks.

  Christopher M. Stone, age 42, has served on the Board of Directors of the Company since May 1999. He founded Tilion.com Inc., a company which builds business-to-business Internet infrastructure for Web intelligence, and has served as its Chief Executive Officer since November 1999. From 1989 to October 1999, he served as Senior Vice President, Strategy and Corporate Development for Novell, Inc., a network software provider. Prior to joining Novell in 1989, Mr. Stone founded Object Management Group, Inc., a not-for-profit corporation that develops specifications for the software industry, and served as its Chairman, President and Chief Executive Officer. Mr. Stone currently serves on the Board of Directors of NetObjects, Inc.

  For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

  The Board of Directors of the Company met seven times (including by telephone conference) during 1999. All directors except for Messrs. Derrick and Stone attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers. It also administers the Company's stock plans and grants stock options and other stock-based awards pursuant to such stock plans. The Compensation Committee held three meetings during 1999. The current members of the Compensation Committee are Messrs. Jones, Stone and Ekram.

  The Board of Directors has an Audit Committee, which makes recommendations to the Board of Directors concerning the appointment or replacement of the Company's independent public accountants, confers with such accountants regarding such accountants' audit of the Company and recommends and implements desired changes to the scope of the Company's audit. The Audit Committee held four meetings during 1999. The current members of the Audit Committee are Messrs. Ressner, Derrick and Thomson.

  On February 26, 1999, an ad hoc director recruiting committee was formed comprising Mr. Conner and Mr. Ryan which was responsible for recruiting up to three additional directors to the Board of Directors. On December 10, 1999, the Company formed a Nominating and Governance Committee, which currently consists of Messrs. Thomson, Derrick and Ekram and which has been charged with the responsibility of recruiting a Vice Chairman or Lead Director who is expected to ultimately assume the role of Chairman of the Board of Directors. Stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing information specified in the Company's Bylaws, including the candidate's name, address and principal occupation. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders' meeting; provided that, in the event less than 70 days' notice or prior disclosure of the date of the meeting is given or made, the Company must receive notice from the stockholder not later than the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

Director Compensation

  Directors receive a $1,000 cash fee for each Board or committee meeting attended (but no more than one fee per day) and are reimbursed for expenses incurred in connection with their attendance at such meetings. In addition, the Chairman of the Board of Directors receives an additional $10,000 annual retainer. Messrs. Conner, Derrick, Ekram, Jones, Ressner, Stone and Thomson received $16,000, $4,000, $5,000, $6,000, $5,000, $5,000 and $5,000,
respectively, for their service on the Board and its committees, as applicable, during the year ended December 31, 1999. Non-employee directors are eligible to receive stock options under the 1996 Plan.

  The following table sets forth certain information with respect to options granted to non-employee directors during the year ended December 31, 1999.

                   Options Granted to Non-employee Directors

                                                    Number of
                                                      Shares
                                                    Underlying Exercise
                                                     Options    Price
   Director                              Grant Date    (#)      ($)(1)  Vesting
   --------                              ---------- ---------- -------- -------
F. William Conner.......................   5/5/99     13,000   $22.875     (2)

Butler C. Derrick, Jr. .................   5/5/99     24,000    22.875     (3)

Jawaid Ekram............................  5/21/99     24,000    23.000     (4)

Terrell B. Jones........................   5/5/99      8,000    22.875     (2)

Michael P. Ressner......................   5/5/99     24,000    22.875     (3)

Christopher M. Stone....................   5/5/99     24,000    22.875     (3)

James A. Thomson........................   5/5/99     24,000    22.875     (3)

--------
(1) The closing sale price of Common Stock on the Nasdaq National Market on the date of grant.
(2) The option cumulatively vests as to one-thirty-sixth of the shares on the 5th of each successive month.
(3) The option cumulatively vests as to one-third of the shares on May 5, 2000 and one-thirty-sixth of the shares on the 5th of each successive month thereafter.
(4) The option cumulatively vests as to one-third of the shares on May 21, 2000 and one-thirty-sixth of the shares on the 21st of each successive month thereafter.

Compensation of Executive Officers

 Summary Compensation

  The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the three years ended December 31, 1997, 1998 and 1999.

                          SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                  Annual Compensation         Compensation
                                  ------------------------    ------------
                                                                 Awards
                                                              ------------
                                                               Securities
                                                               Underlying     All Other
Name and Principal Position  Year Salary($)      Bonus($)      Options(1)  Compensation(2)
---------------------------  ---- ----------     ---------    ------------ ---------------
John A. Ryan.............    1999 $ 225,000(3)   $ 180,000       105,000       $3,387
 President and Chief         1998   218,077(4)         --          7,668        5,294
 Executive Officer           1997   185,000         79,800(5)  1,445,800          --

Brian O'Higgins..........    1999   125,000(6)      42,750        50,000        4,903
 Executive Vice              1998   115,566            --          3,344        3,468
 President and Chief         1997    94,319         46,123(5)    602,400          --
 Technology Officer

Richard D. Spurr.........    1999   175,000(7)     128,500       200,000          --
 Executive Vice
  President,                 1998   233,965(4)         --            --           --
 Global Sales and
  Services                   1997    68,217         43,820       440,000          --

Hansen J. Downer(8)......    1999   137,692(9)      42,750        50,000        3,233
 Senior Vice President,      1998   129,808(4)         --            308        3,914
 Global Professional
  Services                   1997       --             --        200,000          --

Robert W. Heard(10)......    1999   117,116(11)     38,250       100,000        2,100
 Senior Vice President,
  Marketing
 and Business Development

--------
(1) Represents the number of shares covered by options to purchase shares of Common Stock granted during the respective year. The Company has never granted any stock appreciation rights.
(2) Amounts shown in this column represent the Company's contributions under its 401(k) Savings Plan (Messrs. Ryan, Downer and Heard) or Canadian Deferred Profit Sharing Plan (Mr. O'Higgins), as the case may be.
(3) Mr. Ryan's salary was subsequently increased to $250,000 effective January 2000.
(4) Includes one extra bi-weekly payment for the year ended December 31, 1998.
(5) Represents bonuses paid for 1996 performance at Nortel Networks.
(6) Mr. O'Higgins' salary was subsequently increased to $140,000 effective January 2000.
(7) Mr. Spurr's salary was subsequently increased to $200,000 effective January 2000.
(8) Mr. Downer joined the Company as Vice President, Professional Services in December 1997.
(9) Mr. Downer's salary was subsequently increased to $185,000 effective January 2000.
(10) Mr. Heard joined the Company as Senior Vice President, Marketing and Business Development in April 1999.
(11) Mr. Heard's salary was subsequently increased to $185,000 effective January 2000.

 Option Grants

  The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1999 to each of the Named Executive Officers. The Company granted no stock appreciation rights during the year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                    Price Appreciation for
                                             Individual Grants                          Option Term(3)
                         ---------------------------------------------------------- -----------------------
                         Number of  Percent of Total
                         Securities     Options
                         Underlying    Granted to    Exercise Price
                          Options     Employees in        Per
  Name                   Granted(1)  Fiscal Year(%)   Share($)(2)   Expiration Date    5%($)      10%($)
  ----                   ---------- ---------------- -------------- --------------- ----------- -----------
John A. Ryan............  105,000         4.1%          $50.000        12/22/09     $ 3,301,697  $8,367,148

Brian O'Higgins.........   50,000         2.0            50.000        12/22/09       1,572,237   3,984,356

Richard D. Spurr........  200,000         7.9            50.000        12/22/09       6,288,946  15,937,425

Hansen J. Downer........   50,000         2.0            50.000        12/22/09       1,572,237   3,984,356

Robert W. Heard.........  100,000         4.0            21.031        04/21/09       1,322,628   3,351,800

--------
(1) The grant date of the options is December 22, 1999 for Messrs. Ryan, O'Higgins, Spurr and Downer and April 21, 1999 for Mr. Heard. Each option cumulatively vests as to one-quarter of the shares on the first anniversary of the grant date and the remainder vests pro rata over the next three years on the monthly anniversary of the date of grant.
(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

 Aggregated Option Exercises and Fiscal Year-End Option Value Table

  The following table summarizes certain information regarding (i) the number of shares of Common Stock acquired upon exercise of stock options by each of the Named Executive Officers and the value realized therefrom and (ii) the number and value of unexercised stock options held as of December 31, 1999 by each of the Named Executive Officers. No stock appreciation rights were exercised during fiscal 1999 by the Named Executive Officers or were outstanding at year end.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                         Number of
                                                   Securities Underlying      Value of Unexercised
                                                  Unexercised Options at      In-The-Money Options
                           Shares                   Fiscal Year-End (#)      at Fiscal Year-End ($)
                         Acquired on   Value     ------------------------- ---------------------------
          Name            Exercise   Realized(1) Exercisable/Unexercisable Exercisable/Unexercisable(2)
          ----           ----------- ----------  ------------------------- ---------------------------
John A. Ryan............   244,700   $6,021,953      891,358 / 422,410      $51,517,581 / $19,376,783

Brian O'Higgins.........   135,000    3,478,204      338,413 / 182,331       19,559,238 /   8,139,882

Richard D. Spurr........   125,000    3,114,657      175,667 / 339,333       10,155,836 /  10,042,859

Hansen J. Downer........    50,000    1,348,126       70,141 / 130,167        4,028,320 /   5,100,906

Robert W. Heard.........       --           --           --  / 100,000              --  /   3,890,700

--------
(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.
(2) Value based upon the last sales price per share ($59.94) of the Company's Common Stock on December 31, 1999, as reported on the Nasdaq National Market, less the exercise price.

 Employment Agreements

  Pursuant to a letter agreement between John A. Ryan and the Company, dated as of April 21, 1997, the Company agreed to employ Mr. Ryan as its President and Chief Executive Officer, with an annual salary of $185,000 and an annual bonus of up to 35% of his base salary. Mr. Ryan's annual salary was subsequently increased to $210,000 in January 1998, $225,000 in January 1999, and $250,000 in January 2000. In addition, Mr. Ryan's target bonus potential was set at $150,000. The Company also agreed to reimburse up to $35,000 of expenses related to executive perquisites in Mr. Ryan's first year of employment as President and Chief Executive Officer, and up to $12,000 for such expenses in each subsequent year of employment. Mr. Ryan will receive a relocation assistance payment of up to $100,000 if he is required to relocate his residence due to the relocation of the Company's headquarters. If Mr. Ryan's employment is terminated by the Company within two years of such a relocation for any reason other than for cause, disability, retirement, resignation or death, then Mr. Ryan is entitled to payment of his base salary for up to 36 weeks. Mr. Ryan's employment is terminable at will.

  Pursuant to a letter agreement between Brian O'Higgins and NNC (as successor in interest to Northern Telecom Limited), on behalf of the Company, dated as of November 18, 1996, the Company agreed to employ Mr. O'Higgins as its Executive Vice President, Technology, with an annual salary of $94,319.
Mr. O'Higgins was appointed as the Company's Executive Vice President and Chief Technology Officer in December 1996, and in September 1997, January 1999 and January 2000 his annual salary was increased to $115,566, $125,000 and $140,000, respectively. He is also eligible for an annual bonus of up to $48,000. Upon termination of his employment without just cause, Mr. O'Higgins will be entitled to payment of his base salary for 12 months, plus an allowance of CDN$10,000 for benefits. Mr. O'Higgins has agreed not to compete against the Company for 12 months following the termination of his employment with the Company.

  Pursuant to a letter agreement between Richard D. Spurr and the Company, dated as of June 4, 1997, the Company agreed to employ Mr. Spurr as its Vice President, Global Sales and Services, with an annual salary of $125,000. This salary was subsequently increased to $175,000 in January 1999 and $200,000 in January 2000. Mr. Spurr currently serves as the Company's Executive Vice President, Global Sales and Services. Mr. Spurr is also eligible for a target bonus of $130,000 through the Company's sales incentive program. Mr. Spurr's employment is terminable at will.

  Pursuant to a letter agreement between Hansen J. Downer and the Company, dated November 17, 1997, the Company agreed to employ Mr. Downer as its Vice President, Professional Services with an annualized salary of $125,000 and a signing bonus of $7,500. The Company increased Mr. Downer's salary to $150,000, effective July 1999. In January 2000, Mr. Downer was promoted to Senior Vice President, Global Professional Services and his salary was increased to $185,000. Mr. Downer is eligible for a target bonus of up to $85,000. Mr. Downer's employment is terminable at will.

  Pursuant to a letter agreement between Robert W. Heard and the Company, dated as of April 12, 1999, the Company agreed to employ Mr. Heard as its Senior Vice President, Marketing with an annual salary of $175,000 and an annualized bonus of up to $85,000. This salary was subsequently increased to $185,000 in January 2000. Mr. Heard's employment is terminable at will.

Certain Transactions

  In connection with the incorporation and financing of the Company in December 1996 and January 1997 (the "Financing"), the Company entered into a strategic alliance agreement (the "Strategic Alliance Agreement") pursuant to which it agreed to grant to NNC, at NNC's request, a royalty-bearing license to use and modify the Company's source code in some of the Company's products. NNC granted to the Company and the Company granted to NNC world-wide, royalty-free licenses to use, sell or license any of the products or services incorporating NNC patented inventions excluding those subject to existing exclusive licenses, but only for those NNC patents that were granted prior to NNC ceasing to control the Company.

  In connection with the Financing, the Company and NNC also entered into an intercompany services and operating agreement (the "Services Agreement") with respect to services offered by NNC to the Company. The Services Agreement provides that such services will be provided in exchange for fees (based upon allocation of its current costs for such services not to exceed fair market value), which management of the Company believes are substantially consistent with the allocation of the costs of such services set forth in the historical financial statements of the Company. During the year ended December 31, 1999, the Company did not acquire services from Nortel Networks. During 1999, the Company reimbursed Nortel Networks $512,000 for expenses paid by Nortel Networks on behalf of the Company, net of revenues collected by Nortel Networks on behalf of the Company.

  In the year ended December 31, 1999, the Company recognized revenue in the amount of $1,453,000 from Nortel Networks for product licenses and support services. For a description of certain employment and other arrangements between the Company and its executive officers, see "Compensation of Executive Officers--Employment Agreements."

Report of the Compensation Committee on Executive Compensation

  The Compensation Committee (the "Committee") of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, currently consists of Messrs. Jones, Stone and Ekram.

 Executive Compensation Philosophy

  The Board and the Compensation Committee believe that the goals with respect to executive compensation are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company, and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, cash bonus and stock options. While the ultimate goal of the Company is long-term success, execution of the Company's short-term objectives and strategies, particularly in relationship to quarterly performance, is a critical element of achieving long-term success. Accordingly, the compensation philosophy of the Company is designed to reward achievement of both short-term and long-term success through a quarterly and annual cash incentive bonus and long-term equity incentives.

  The Board and the Committee also believe that the compensation of the Chief Executive Officer and the Company's other executive officers should be based to a substantial extent on the Company's performance and adjusted where appropriate, based on such executive officer's performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers: (a) the Company's financial performance during the past year and recent quarters,
(b) the individual's performance during the past year and recent quarters and
(c) the salaries of executive officers in similar positions of companies of comparable size, capitalization and other companies within the Internet software industry.

 Compensation Components

  The three major components of the Company's executive officer compensation are (a) base salary, (b) variable incentive awards and (c) long-term, equity-based incentive awards.

  Base Salary. John A. Ryan, the Company's Chief Executive Officer and President, is party to a letter agreement that set his annual base salary initially at $185,000. In January 1998, the Committee voted to increase Mr. Ryan's salary to $210,000. At that time the Committee decided to increase the salary levels for its other executive officers to parallel Mr. Ryan's salary increase. The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other Internet software companies. In November 1998, the Committee reviewed the base salaries of the Chief Executive Officer and each of the Company's senior executive officers. When reviewing base salaries, the Committee considered individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. As a result of this review, the Committee approved increases in the base salaries of Messrs. Ryan, O'Higgins and Spurr from $210,000, $115,566 and $125,000 to $225,000, $125,000 and
$175,000, respectively, effective January 1, 1999, and to $250,000, $140,000 and $200,000, respectively, effective January 2000. The Committee approved increases in the base salary of Mr. Downer to $150,000 and $185,000, effective July 1999 and January 2000, respectively. The Committee also approved an increase in the base salary of Mr. Heard from $175,000 to $185,000 effective January 2000.

  Cash Bonus. In November 1998, management recommended and the Committee approved a cash bonus program which was implemented in January 1999 and is designed to motivate executives and employees to work effectively to achieve the Company's financial performance objectives and to reward them when objectives are met. The Committee adopted a semi-annual, rather than an annual, executive bonus program because a semi-annual bonus payment (a) is an important benefit for retention purposes, (b) is consistent with bonus payments made to similarly situated individuals in comparable companies and
(c) more accurately and timely compensates the executive staff for growth in the Company's quarterly revenue and earnings per share and achievement of personal objectives.

  Under the cash bonus program, the executive staff receive semi-annual bonuses based on recommendations made by the Chief Executive Officer within the framework of the bonus plans approved by the Committee for each executive. In October 1999, management recommended and the Committee decided that the Chief Executive Officer's bonus be based entirely on the operating results for fiscal year 1999. The Chief Executive Officer is responsible for establishing and communicating to the other executives the personal objectives related to each executive's individual bonus plan. In accordance with the cash bonus program, the Company paid $180,000 to Mr. Ryan, $124,868 to Mr. Spurr, $45,000 to each of Mr. O'Higgins and Mr. Downer and $42,500 to Mr. Heard as bonuses earned by such individuals during fiscal 1999. Pursuant to his letter agreement, Mr. Thompson received a signing bonus of $40,000.

  In October 1999, the Compensation Committee approved an amendment to the cash bonus program effective January 2000. Pursuant to this amendment, employees of the Company generally will have the choice of irrevocably electing to receive, upon prior notice furnished to the Company, their semi-annual bonuses in cash only, in stock options only or an equal percentage in cash and stock options.

  Long-Term Incentive Compensation. The 1996 Plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a primary goal of the compensation program is to provide key employees who have significant responsibility for the management, growth and future success of the Company with the opportunity to participate in the financial gain from Company stock price increases. Executives are eligible to receive stock options generally not more than once a year, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to the fair market value at the date of grant. Unless the Board, the Compensation Committee or the President provides otherwise, initial grants to executives are exercisable as to one-fourth of the underlying shares on the first anniversary of the grant date, and as to one-thirty-sixth of the remaining underlying shares on the monthly anniversaries of the date of grant for the subsequent 36 months. Annual grants to executives other than the Chief Executive Officer are approved by the Committee based upon recommendations made by the Chief Executive Officer at the end of each year based upon the individual executive's performance during that year. Annual grants to the Chief Executive Officer are determined by the Committee at the end of each year based upon the Chief Executive Officer's performance during the year and will vest as described in the immediately preceding sentence.

  During fiscal 1999, the Committee granted Mr. Ryan an option to purchase 105,000 shares of Common Stock. During fiscal 1999, the Company granted options to purchase an aggregate of 600,000 shares of Common Stock to executive officers of the Company other than Mr. Ryan. On October 14, 1999, consistent with the terms of the 1996 Plan, the Company amended all individual stock options previously granted to its executive officers to require acceleration in full of the vesting period upon the occurrence of an Acquisition Event (as defined in the 1996 Plan).

  Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. In order for awards granted under the 1996 Plan to comply with Section 162(m) after the Meeting, the continuance of the 1996 Plan must be approved by the stockholders. If the stockholders do not vote to continue the 1996 Plan, the Company will not make any further awards under the 1996 Plan. Even if the stockholders do vote to continue the 1996 Plan, however, there can be no assurances that compensation attributable to awards granted under the 1996 Plan will be treated as qualified performance-based compensation under Section 162(m).

                                          Terrell B. Jones
                                          Christopher M. Stone
                                          Jawaid Ekram

Compensation Committee Interlocks and Insider Participation

  The current members of the Company's Compensation Committee are Messrs. Jones, Stone and Ekram. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Comparative Stock Performance

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from August 18, 1998 through December 31, 1999 with the cumulative total return on (i) the Nasdaq Computer & Data Processing Index and (ii) the Russell 2000 Index. The comparison assumes the investment of $100 on August 18, 1998 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to August 17, 1998, the Company's Common Stock was not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock began trading on the Nasdaq National Market on August 18, 1998.


                       [LINE GRAPH APPEARS HERE]
                      8/18/98   9/98   12/98   3/99   6/99   9/99   12/99
                      -------   ----   -----   ----   ----   ----   -----
Entrust
 Technologies
 Inc.                  100       93     149     211    208    140    375
Nasdaq Computer &
 Data Processing       100       97     125     151    157    162    265
Russell 2000           100       90      99      89    104     96     97

            PROPOSAL 2--APPROVAL OF CONTINUANCE OF AND AMENDMENT TO
                1996 AMENDED AND RESTATED STOCK INCENTIVE PLAN

  On January 28, 2000, the Board of Directors adopted resolutions, subject to stockholder approval, to approve (i) the continuance of the 1996 Plan and (ii) an amendment (the "Amendment") to the 1996 Plan to (a) increase the total number of shares of Common Stock authorized for issuance thereunder from 9,600,000 shares to 14,600,000 shares, plus an annual increase to be added on January 1 of each year, beginning in 2001, equal to the lower of (x) 5% of the total number of outstanding shares of Common Stock on such date or (y) a lesser amount determined by the Board of Directors and (b) provide that the maximum number of shares of Common Stock available for issuance under the 1996 Plan be 26,000,000 shares.

  The Board has adopted the Amendment because it believes that the number of shares currently available under the 1996 Plan will not be sufficient to satisfy the Company's incentive compensation needs through fiscal 2000. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. In addition, the Board of Directors believes that the automatic annual increases in the number of shares authorized under the 1996 Plan will provide the Company with the flexibility to grant stock options and other stock-based awards at a rate that is consistent with and accommodates the Company's growth without further action by the Company's stockholders, unless required by law, regulation or stock market rules. If the Amendment is approved, the Company will have additional authorized shares of Common Stock available for future awards (as a result of automatic annual increases thereof).

  As of December 31, 1999, no shares of Common Stock were available for issuance under the 1996 Plan.

Summary of the 1996 Plan

  The following is a summary of the material provisions of the 1996 Plan.

 Description of Awards

  The 1996 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Generally, awards under the 1996 Plan are not assignable or transferable except by will or the laws of descent and distribution.

  Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Incentive Stock Options may not be granted for a term in excess of ten years (or more than five years in the case of Incentive Stock Options granted to optionees holding more than 10% of the voting power of the Company). Payment for Common Stock upon exercise of incentive stock options and non-statutory options may be made (i) in cash or by check, payable to the order of the Company; (ii) except as the Board of Directors may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
(iii) to the extent permitted by the Board of Directors and explicitly provided in a particular option agreement (a) by delivery of shares of Common Stock valued at their fair market value as determined by the Board of Directors in good faith and owned by the participant for at least six months, (b) by delivery of a promissory note of the participant to the Company on terms determined by the Board of Directors, or (c) by payment of such other lawful consideration as the Board may determine, or (iv) through any combination of the foregoing methods of payment.

  Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable awards are not satisfied prior to the end of the applicable restriction period established for such award.

  Other Stock-Based Awards. Under the 1996 Plan, the Board of Directors has the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

 Eligibility to Receive Awards

  Officers, employees, directors of and, consultants and advisors to the Company and its subsidiaries are eligible to be granted awards under the 1996 Plan. Under present law, however, incentive stock options may be granted only to employees. The maximum number of shares with respect to which awards may be granted to any participant under the 1996 Plan may not exceed 5,000,000 shares per calendar year.

  As of December 31, 1999, the Company had approximately 545 employees (including those employed by Entrust Technologies Limited and other wholly owned subsidiaries of the Company) and seven non-employee directors, all of whom were eligible to participate in the 1996 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future award recipients. From the initial adoption of the 1996 Plan through December 31, 1999, the Company granted the following options to the individuals and groups listed below:

                                                                  Total Shares
                                            Weighted Average         Subject
 Name of Individual      Title/Position      Exercise Price     to Option Grants
 ------------------      --------------     ----------------    ----------------

John A. Ryan.........  President, Chief          $ 5.37             1,558,468
                       Executive Officer
                       and Director
                       Nominee

Brian O'Higgins......  Executive Vice              5.80               655,744
                       President and Chief
                       Technology Officer

Richard D. Spurr.....  Executive Vice             17.09               640,000
                       President, Global
                       Sales and Services

Hansen J. Downer.....  Senior Vice                11.99               250,308
                       President, Global
                       Professional
                       Services

Robert W. Heard......  Senior Vice                21.03               100,000
                       President,
                       Marketing and
                       Business
                       Development

F. William Conner....  Director Nominee           18.25                50,000

All current directors
 who are not
 executive officers,
 as a group..........          NA                 20.99               202,000

All current executive
 officers, as a
 group...............          NA                  9.42             3,404,520

All employees who are
 not executive
 officers,
 as a group..........          NA                  9.00             6,044,882

  On March 7, 2000, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $122.38 per share.

 Administration

  The 1996 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors may delegate to one or more executive officers of the Company the power to make awards and exercise such other powers as the Board may determine, subject to certain limitations.

  The Compensation Committee may amend, modify or terminate any outstanding award, including without limitation, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a non-statutory stock option, subject to the participant's consent if such amendment, modification or termination would materially or adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

  Upon the occurrence of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the Board of Directors will make adjustments to the number and class of securities available under the 1996 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock award, and the terms of each other outstanding stock-based award to the extent that the Board of Directors determines in good faith that such adjustments are necessary and appropriate.

  In the event of an Acquisition Event (as defined in the 1996 Plan) or a written commitment by the Company with respect to an Acquisition Event, the Board of Directors is required to provide for (i) the assumption of or substitution for outstanding awards by the acquiring or succeeding corporation, outstanding options or other stock-based awards to be assumed or substituted for, (ii) the acceleration of outstanding awards to make them fully exercisable prior to consummation of the Acquisition Event, (iii) the cash-out of the value of any outstanding options or (iv) the removal of all restrictions on, the acceleration of the vesting of or the assumption of or substitution for, outstanding restricted stock awards, as applicable. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such award will again be available for grant under the 1996 Plan.

  The 1996 Plan will remain in effect until December 2006 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1996 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1996 Plan and with respect to the sale of Common Stock acquired under the 1996 Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Non-Statutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Restricted Stock

  A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

 Other Stock-Based Awards

  The tax consequences associated with any other stock-based award granted under the 1996 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying Common Stock.

 Tax Consequences to the Company

  The grant of an award under the 1996 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1996 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1996 Plan, including in connection with a restricted stock award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF EACH OF THE CONTINUANCE OF AND THE AMENDMENT TO THE 1996 PLAN IS IN THE BEST INTERESTS OF THE COMPANY
     AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                PROPOSAL 3--RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Deloitte & Touche LLP as independent public accountants of the Company for the year ending December 31, 2000, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the matter. A representative of Deloitte & Touche, which served as the Company's independent public accountants for the year ended December 31, 1999, is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Any proposal that a stockholder intends to present at the 2001 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, One Preston Park South, Suite 400, 4975 Preston Park Boulevard, Plano, Texas 75093, no later than November 24, 2000 in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting.

  If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 1999 the Reporting Persons complied with all
Section 16(a) filing requirements.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          James D. Kendry, Secretary

March 24, 2000

                                                                     APPENDIX A
                                                                     ----------

                           ENTRUST TECHNOLOGIES INC.

                AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

1.   Purpose
     -------

     The purpose of this Amended and Restated 1996 Stock Incentive Plan (the "Plan") of Entrust Technologies Inc., a Maryland corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Entrust Technologies Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility
     -----------

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   Administration, Delegation
     --------------------------

     a.    Administration by Board of Directors. The Plan will be administered
           ------------------------------------
by the Board of Directors of the Company (the "Board,"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     b.    Delegation to Executive Officers. To the extent permitted by
           --------------------------------
applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     c.    Appointment of Committees. To the extent permitted by applicable law,
           -------------------------
the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Series A Common Stock, $.01 par value per share, of the Company (after giving effect to the redesignation of the Company's Series A Common Stock into Common Stock upon the filing of Articles of Amendment and Restatement, the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards
     --------------------------

     a.    Number of Shares. Subject to adjustment under Section 4(c), Awards
           ----------------
may be made under the Plan for up to 9,600,000 shares of Common Stock (after giving effect to the four-for-one split of the Common Stock in the form of a stock dividend declared by the Board on June 15, 1998 (the "Split")). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     b.    Per-Participant Limit. Subject to adjustment under Section 4(c), for
           ---------------------
Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 5,000,000 per calendar year (after giving effect to the Split). The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     c.    Adjustment to Common Stock.  In the event of any stock split, stock
           --------------------------
dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(i) also applies to any event, Section 8(e)(i) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.   Stock Options
     -------------

     a.    General.  The Board may grant options to purchase Common Stock (each,
           -------
an "Option") and determine the number of shares of Common Stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     b.    Incentive Stock Options.  An Option that the Board intends to be an
           -----------------------
"incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     c.    Exercise Price. The Board shall establish the exercise price at the
           --------------
time each Option is granted and specify it in the applicable option agreement.

     d.    Duration of Options. Each option shall be exercisable at such times
           -------------------
and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     e.    Exercise of Option.  Options may be exercised only by delivery to the
           ------------------
company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     f.    Payment Upon Exercise. Common Stock purchased upon the exercise of an
           ---------------------
option granted under the Plan shall be paid for as follows:

           i.    in cash or by check, payable to the order of the Company;

           ii. except as the Board may otherwise provide in an option Agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

           iii. to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

           iv.   any combination of the above permitted forms of payment.

6.   Restricted Stock
     ----------------

     a.    Grants. The Board may grant Awards entitling recipients to acquire
           ------
shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     b.    Terms and Conditions. The Board shall determine the terms and
           --------------------
conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards
     ------------------------

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   General Provisions Applicable to Awards
     ---------------------------------------

     a.    Transferability of Awards. Except as the Board may otherwise
           -------------------------
determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b.    Documentation. Each Award under the Plan shall be evidenced by a
           -------------
written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     c.    Board Discretion. Except as otherwise provided by the Plan, each type
           ----------------
of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     d.    Termination of Status. The Board shall determine the effect on an
           ---------------------
Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     e.    Acquisition Events
           ------------------

           i.    Consequences of Acquisition Events. Upon the occurrence of an
                 ----------------------------------
Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants within a specified period following the date of such notice; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of the Acquisition Event and that Participants shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B) shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     An "Acquisition Event" shall mean: (a) any merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 60% or more of the combined voting power of the Company's then outstanding securities (other than through an acquisition of securities directly from the Company) by any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company. Notwithstanding the foregoing, the exercise of the Triggering event option (as defined in the Company's Articles of Incorporation) by the holders of the Company's Series B Common Stock shall not be deemed to be an Acquisition Event.

           ii.   Assumption of Options Upon Certain Events. The Board may grant
                 -----------------------------------------
Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     f.    Withholding. Each Participant shall pay to the Company, or make
           -----------
provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     g.    Amendment of Award.  The Board may amend, modify or terminate any
           ------------------
outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     h.    Conditions on Delivery of Stock. The Company will not be obligated to
           -------------------------------
deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     i.    Acceleration. The Board may at any time provide that any Options
           ------------
shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous
     -------------

     a.    No Right To Employment or Other Status. No person shall have any
           --------------------------------------
claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     b.    No Rights As Stockholder. Subject to the provisions of the applicable
           ------------------------
Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     c.    Effective Date and Term of Plan. The Plan shall become effective on
           -------------------------------
the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to

Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     d.    Amendment of Plan. The Board may amend, suspend or terminate the Plan
           -----------------
or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     e.    Stockholder Approval. For purposes of this Plan, stockholder approval
           --------------------
shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     f.    Governing Law. The provisions of the Plan and all Awards made
           -------------
hereunder shall be governed by and interpreted in accordance with the laws of the State of Maryland, without regard to any applicable conflicts of law.

                              Adopted by the Board of Directors on June 18, 1998

                              Approved by the Stockholders on  August 4, 1998

                                AMENDMENT NO. 1
                                    TO THE
                AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                                      OF
                           ENTRUST TECHNOLOGIES INC.

The Amended and Restated 1996 Stock Incentive Plan (the "Plan") of Entrust Technologies Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1. Section 5(e) of the Plan shall be deleted in its entirety and replaced with the following:

           "(e) Exercise of Option.  Options may be exercised by delivery to the
                ------------------
     Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised."

2. Section 8(b) of the Plan shall be deleted in its entirety and replaced with the following:

           "(b) Documentation.  Each Award shall be evidenced by a written
                -------------
     instrument in such form as the Board shall determine, it being understood that an electronic form of Award shall be deemed to be a written instrument for purposes of the Plan. Each Award may contain terms and conditions in addition to those set forth in the Plan."

3.   Except as aforesaid, the Plan shall remain in full force and effect.

                          Adopted by the Board of Directors on December 10, 1999

                                AMENDMENT NO. 2
                                    TO THE
                AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                                      OF
                           ENTRUST TECHNOLOGIES INC.


     The Amended and Restated 1996 Stock Incentive Plan, as amended (the "Plan"), of Entrust Technologies Inc. is hereby further amended as follows (all capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1. The first sentence of Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

           "(a) Number of Shares.  Subject to adjustment under Section 4(c),
                ----------------
     Awards may be made under the Plan for up to 14,600,000 shares of Common Stock, plus an annual increase to be added on January 1 of each year, beginning in 2001, equal to the lower of (i) 5% of the total number of outstanding shares of Common Stock on such date or (ii) a lesser amount determined by the Board; provided, however, that the maximum number of shares of Common Stock available for issuance hereunder shall be 26,000,000 shares. (The foregoing share numbers reflect a four-for-one split of the Common Stock which was effected in the form of a stock dividend declared by the Board on June 15, 1998.)

2.   Except as aforesaid, the Plan shall remain in full force and effect.

                           Adopted by the Board of Directors on January 28, 2000

                                                                      Appendix B
                           ENTRUST TECHNOLOGIES INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To be held APRIL 27, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

  The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John A. Ryan, David L. Thompson and James D. Kendry, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of ENTRUST TECHNOLOGIES INC. (the "Company") to be held on Thursday, April 27, 2000 at 10:00 a.m. at One Preston Park South, Suite 85, 4975 Preston Park Boulevard, Plano, Texas 75093, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

  In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[x] Please mark your votes as in this example using dark ink only.

    1. To elect the following two Class II Directors for the ensuing three years (except as marked below):

                                    (INSTRUCTION: To
                                    withhold a vote for an
                                    individual nominee,
                                    write the name of such
                                    nominee in the space
                                    provided below. Your
                                    shares will be voted for
                                    the remaining nominee.)

    Class II Nominees: John A. Ryan, F. William Conner

                FOR [_]   WITHHOLD [_]

                BOTH NOMINEES
                (except as marked to the right)
                                    _____________________

    2. To approve (i) the continuance of the Company's 1996 Amended and Restated Stock Incentive Plan, as amended (the "1996 Plan"), and (ii) an amendment to the 1996 Plan in the form described in the Proxy Statement to which this proxy relates.


                FOR [_]   AGAINST [_]   ABSTAIN [_]

    3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the current year.

                FOR [_]   AGAINST [_]   ABSTAIN [_]

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                                                 Dated:              , 2000

                                                  _________________________
                                                          Signature

                                                  _________________________
                                                      Signature if held
                                                           jointly

                                       Note: Please sign exactly as name
                                       appears hereon. When shares are held by
                                       joint owners, both should sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such. If a
                                       corporation, please sign in full
                                       corporate name by authorized officer,
                                       giving full title. If a partnership,
                                       please sign in partnership name by
                                       authorized person, giving full title.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.